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                                                                   EXHIBIT 23(B)









                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Renal Care Group, Inc. 1999 Long Term Incentive Plan and 537,000 options granted outside of a plan, of our reports dated March 2, 1999, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in its Current Report (Form 8-K) dated April 22, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Nashville, Tennessee
January 31, 2000